UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 2, 2010
MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-13735 (Commission File Number)	36-3252484 (IRS Employer Identification No.)

P.O.Box 1547
Melrose Park, Illinois (Address of principal executive offices)	60161 (Zip Code)
Registrant’s telephone number, including area code: (708) 865-1053
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     Midwest Banc Holdings, Inc. (the “Company”) is obligated under an indenture, dated as of December 19, 2003 (the “Indenture”), for $10.0 million of junior subordinated debt securities due 2033 (the “Debt Securities”). On August 2, 2010, the Company received from Wilmington Trust Company (“WTC”), as trustee under the Indenture, a notice of event of default (the “Notice”) under the terms of the Company’s Debt Securities and related trust preferred securities of MBHI Capital Trust IV, an unconsolidated subsidiary of the Company. The Notice asserts that the previously reported naming of the Federal Deposit Insurance Corporation (the “FDIC”) as receiver of the Company’s wholly-owned subsidiary, Midwest Bank (the “Bank”), and the assumption of all of the deposits of the Bank and the assumption of its banking operation constitutes a default under the Indenture. The Company does not believe that these events in and of themselves constitute a default.
     Upon the occurrence of an event of default under the Indenture, subject to any applicable cure period, the entire principal, premium and any accrued unpaid interest may be declared immediately due and payable by either the trustee or the holders of the Debt Securities.
     WTC has informed the Company that it will take no further action under the Indenture, except in its sole and absolute discretion, unless it receives written direction and indemnity satisfactory to WTC from the holders of the Debt Securities.
     The Company is obligated under an indenture, dated as of December 19, 2003 (the “Indenture-II”), for $9.0 million of junior subordinated debt securities due 2033 (the “Notes”). On August 2, 2010, the Company received from Bank of New York Mellon, N.A. (“BNYM”), as trustee on behalf of Trapeza CDC V, Ltd., a notice declaring the Notes issued to MBHI Capital Trust III, an unconsolidated subsidiary of the Company, to be immediately due and payable (the “Notice”). The Notice asserts that the events of default under the Notes occurred on July 14, 2009 and May 14, 2010, thereby permitting BNYM to declare the Notes immediately due and payable. However, the Notice does not specify what events occurred on July 14, 2009 and May 14, 2010 that constituted events of default under the Notes. The Company does not believe that events of default have occurred under the Notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Banc Holdings, Inc.
	By:	/s/ Roberto R. Herencia
Roberto R. Herencia
August 6, 2010		President and Chief Executive Officer

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